Exhibit 10.6

EXECUTION COPY

FIRST AMENDMENT TO

AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT (this “Amendment”) is made and entered into as of November 14, 2007 by and among WINDSTREAM CORPORATION, a Delaware corporation (“WIN”), WELSH, CARSON, ANDERSON & STOWE VIII, L.P., a Delaware limited partnership, WELSH, CARSON, ANDERSON & STOWE IX, L.P., a Delaware limited partnership, WCAS CAPITAL PARTNERS III, L.P. , a Delaware limited partnership (each a “Parent” and collectively, the “Parents”), REGATTA HOLDING I, L.P., a Delaware limited partnership, REGATTA HOLDING II, L.P., a Delaware limited partnership, and REGATTA HOLDING III, L.P., a Delaware limited partnership (each a “WCAS Sub” and, collectively, the “WCAS Subs”).

WHEREAS, WIN, the Parents and the WCAS Subs are parties to that certain Amended and Restated Share Exchange Agreement, dated as of August 16, 2007 (the “Share Exchange Agreement”);

WHEREAS, WIN, the Parents and the WCAS Subs wish to amend certain terms and provisions of the Share Exchange Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Share Exchange Agreement.

2. Amendments. The Share Exchange Agreement is hereby amended as follows:

(a) Section 1.3 of the Share Exchange Agreement is hereby amended and restated to read in its entirety as follows:

1.3 Closing. The Closing of the transactions contemplated by Sections 1.1 and 1.2 shall take place at the offices of WIN at 4001 Rodney Parham Road, Little Rock, AR 72212, at 10:00 a.m., local time, on the date designated in writing by the Parents and the WCAS Subs pursuant to Section 2.6(a) hereof, which date shall be no later than sixty (60) days after the receipt by Holdings, WIN and the WCAS Subs of the Private Letter Rulings and the satisfaction of the conditions set forth in Sections 7.1(g), 7.1(h), 7.1(i), and 7.1(j); provided that all other conditions set forth in Article VII are already satisfied or are capable of being satisfied at the Closing (subject to the satisfaction or waiver of all such conditions at the Closing), or at such other place, date and time as shall be agreed upon in writing by the parties hereto (the date on which the Closing is so scheduled to occur, the “Closing Date”). Notwithstanding the foregoing, the transactions contemplated by Sections 1.1 and 1.2 shall be deemed to occur simultaneously and shall be effective at a time of day on the Closing Date to be mutually agreed upon by the parties (such time of day on the Closing Date being referred to herein as the “Effective Time”).

(b) Section 2.5(b) of the Share Exchange Agreement is hereby amended and restated to read in its entirety as follows:

(b) WIN shall use its reasonable best efforts to: (i) enter into all necessary or appropriate arrangements regarding the exchange of, and, provided an exchange agreement is entered into among WIN and holders of outstanding WIN Debt, effect, immediately following the Effective Time, the exchange of the Holdings Exchange Debt for outstanding WIN debt obligations (the “WIN Debt”) held by one or more creditors of WIN (the “Debt Exchange”); (ii) enter into all necessary or appropriate arrangements regarding the sale of, and effect, immediately following the Debt Exchange, the sale of, the WIN Debt expected to be received by WIN in the Debt Exchange for cash in an amount equal to the aggregate Fair Market Value of the WIN Debt as of the date of such sale; and (iii) immediately thereafter, use the cash proceeds expected to be received by WIN pursuant to clause (ii) immediately above to retire such WIN Debt. Notwithstanding the foregoing, the parties to this Agreement hereby acknowledge and agree that the consummation of the Debt Exchange shall be a condition subsequent to the consummation of the transactions contemplated by this Agreement and that, in the event that the Debt Exchange is not consummated immediately following the Effective Time in accordance with the Private Letter Rulings and the WIN Tax Opinions, then the other transactions contemplated by this Agreement shall be rescinded, and shall be of no further force or effect; provided, however, that the failure to consummate the Debt Exchange as provided herein may not be asserted as the failure to be satisfied of a condition subsequent by any party whose failure to comply with its obligations and/or covenants set forth in this Agreement gives rise to the failure of the Debt Exchange to have been consummated.

(c) Section 7.1(f) of the Share Exchange Agreement is hereby amended and restated to read in its entirety as follows:

(f) Related Transactions. The Restructuring Transactions and the Contribution shall have been consummated, in each case, in accordance with the Private Letter Rulings and the WIN Tax Opinions; provided that this Section 7.1(f) shall not be a condition to the consummation of the transactions contemplated hereby by any party whose failure to comply with its obligations and/or covenants set forth in this Agreement gives rise to the failure of the Restructuring Transactions or the Contribution to have been consummated.

3. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 2 hereof, the Share Exchange Agreement shall remain unchanged and in full force and effect.

4. Entire Agreement. The Share Exchange Agreement, as amended by this Amendment, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. The Share Exchange Agreement, as amended by this Amendment, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

5. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

6. Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Amendment in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Amendment in such jurisdiction or the validity, legality or enforceability of this Amendment, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Amendment.

8. Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first written above.

WINDSTREAM CORPORATION

By:	/s/ John Fletcher
	Name:	John Fletcher
	Title:	Executive Vice President and
General Counsel

WCAS SUBS

REGATTA HOLDING I, L.P.

By: Regatta Split-off I LLC Its: General Partner

By:	/s/ John Almeida, Jr.
Name: John Almeida, Jr. Title: President

REGATTA HOLDING II, L.P.

By: Regatta Split-off II LLC Its: General Partner

By:	/s/ John Almeida, Jr.
Name: John Almeida, Jr. Title: President

REGATTA HOLDING III, L.P.

By: Regatta Split-off III LLC Its: General Partner

By:	/s/ John Almeida, Jr.
Name: John Almeida, Jr. Title: President

PARENTS

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

By: WCAS VIII Associates LLC
Its: General Partner

By:	/s/ Jonathan M. Rather
Name: Jonathan M. Rather Title:

WELSH, CARSON, ANDERSON & STOWE IX, L.P.

By: WCAS IX Associates LLC Its: General Partner

By:	/s/ Jonathan M. Rather
Name: Jonathan M. Rather Title:

WCAS CAPITAL PARTNERS III, L.P.

By: WCAS CP III, LLC
Its: General Partner

By:	/s/ Jonathan M. Rather
Name: Jonathan M. Rather Title: